4th Quarter 2011 Earnings Call
August 24, 2011

Disclaimer
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intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Forward-looking statements are not guarantees of future performance and are subject to significant risks and uncertainties that may cause actual results or achievements to be materially different from the future results or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, those risks and uncertainties described in
Globe’s most recent Annual Report on Form 10-K, including under “Special Note Regarding Forward-Looking
Statements” and “Risk Factors” and Globe’s quarterly reports on Form 10-Q. These reports can be accessed through the “Investors” section of Globe’s website at www.glbsm.com.
All references to “MT” or “tons” mean metric tons, each of which equals 2,204.6 pounds.

4th Quarter 2011 Financial Highlights

 ■ Sales increased from the third quarter on higher average selling prices. Both silicon metal and silicon-based alloy realized pricing increased.
 ■ As expected, normalized EBITDA was down slightly from the third quarter largely due to Bridgeport planned maintenance outage and tornado-related power interruption.
 ■ Higher average selling prices offset lost volume due to Bridgeport outage.

GLOBE SPECIALTY METALS

$ in Thousands, except per share & per lb.	4Q'11	3Q'11	Change
Sales	**$175,934**	**$172,802**	**$3,132**
Cost of goods sold	**126,296**	**121,621**	**4,675**
Gross margin % of sales	28.2%	29.6%	(1.4%)
Selling, general and administrative expenses	**15,819**	**14,396**	**1,423**
SGA % of sales	9.0%	8.3%	0.7%
Loss on sale of business	**4,249**	**-**	**4,249**
Operating income	**29,560**	**36,753**	**(7,193)**
Net income attributable to GSM	**15,545**	**23,393**	**(7,848)**
Diluted EPS	**$0.20**	**$0.30**	**($0.10)**
EBITDA	**$36,800**	**$43,338**	**($6,538)**
EBITDA % of sales	20.9%	25.1%	(4.2%)
Tons Sold	**56,580**	**59,276**	**(2,696)**
Average selling price: ($/lb.)	**$1.30**	**$1.23**	**$0.07**

4th Quarter 2011 Reported Results

$ in Thousands, except per share	EBITDA	Net Income	Diluted Earnings Per Share	Income Statement Classification
Reported:	$36,800	$15,545	$0.20	
Transaction and due diligence expenses	2,745	1,702	0.02	SG&A
Loss on sale of business	4,249	4,249	0.06	Loss on sale of business
Pro forma results	$43,794	$21,496	$0.28	
Dow Corning's portion of joint venture	(1,638)	-	-	
Pro forma results	$42,156	$21,496	$0.28

4th Quarter 2011 Special Items

GLOBE SPECIALTY METALS

$ in Thousands, except per share and per lb.	4Q'11	3Q'11	Change
Sales	**$157,180**	**$155,939**	**$1,241**
Cost of goods sold	**108,755**	**106,516**	**2,239**
Gross margin % of sales	30.8%	31.7%	(0.9%)
Selling, general and administrative expenses	**12,615**	**12,566**	**49**
SGA % of sales	8.0%	8.1%	(0.1%)
Pro forma operating income	**35,800**	**36,825**	**(1,025)**
Pro forma net income attributable to GSM	**21,496**	**23,827**	**(2,331)**
Pro forma diluted EPS	**$0.28**	**$0.30**	**($0.02)**
Pro forma EBITDA	**$42,156**	**$42,571**	**($415)**
EBITDA % of sales	26.8%	27.3%	(0.5%)

Sequential Pro Forma Adjusted Income Statement
Summary

GLOBE SPECIALTY METALS

Sequential Quarter Pro Forma Sales Bridge
$155.9
+$6.6
-$6.1
+$0.8
$157.2
Q3 2011
Price
Volume
By-Products
Q4 2011

4th Quarter 2011 Sequential Pro Forma Sales
Bridge

Sequential Quarter Pro Forma EBITDA Bridge

$42.6
+$4.4
-$2.2
-$2.5
-$1.1
+$1.0
$42.2
Q3 2011
Price/Mix
Volume
Bridgeport Outage
Cost
Other
Q4 2011

4th Quarter 2011 Sequential Pro Forma EBITDA
Bridge

$ in Thousands	Q4'11	Q3'11	Q4'10
Net income	$16,729	$23,493	$7,122
Depreciation and amortization	6,705	6,366	5,804
Deferred taxes	4,958	8,580	(8,049)
Changes in working capital	(17,350)	(16,040)	(740)
Share-based compensation	457	1,327	1,221
Loss on sale of business	4,249	-	3,192
Other	2,767	141	(149)
Cash from operations	**$18,515**	**$23,867**	**$8,401**
Capital expenditures	(8,263)	(7,465)	(6,469)
Acquisition / sale of business	-	-	(50,970)
Other investing activities	-	(16,935)	-
Cash from investing activities	**($8,263)**	**($24,400)**	**($57,439)**
Net payments of long-term debt	(10)	(11,168)	(2,167)
Net payments of short-term debt	562	(404)	(5,792)
Net borrowings on revolving credit agreements	-	8,989	(6,000)
Other financing activities	226	(771)	204
Cash from financing activities	**$778**	**($3,354)**	**($13,755)**

4th Quarter 2011 Cash Flow Overview